Exhibit 4.22

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

AMENDMENT No. 2 to the
MASTER COLLABORATION AGREEMENT
between
Valneva Austria GmbH
and
Instituto Butantan
and
Fundação Butantan
Valneva Austria GmbH, CIN: [***], with its registered office at A-1030, Vienna, Campus Vienna Biocenter 3, Austria (hereinafter referred to as “VALNEVA”)
and
Insituto Butantan, Reg. No. [***], with its headquarters at Avenida Vital Brasil, No. 1500, Butantã, São Paulo – SP, ZIP 05503-900, Brazil and Fundação Butantan Reg. No. [***], with its headquarters at Avenida Vital Brasil, No. 1500, Butantã, São Paulo – SP, ZIP 05503-900 (Instituto Butantan and Fundação Butantan hereinafter jointly referred to as “BUTANTAN”)
VALNEVA and BUTANTAN are hereinafter jointly referred to as the “Parties”, and individually as a “Party”. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement (as defined below).
RECITALS
WHEREAS, the Parties entered into a Master Collaboration Agreement on January 25, 2021, as amended on May 4, 2021 (the “Agreement”, attached hereto as Appendix A) and related Project Agreements for the development, manufacturing and commercialization of VALNEVA’s single-shot chikungunya vaccine, VLA1553, in low and middle income countries;
WHEREAS, VALNEVA has delivered all material relating to the Technology Transfer in connection with [***], which has been paid by BUTANTAN;
WHEREAS, certain milestones have not yet been met due to delays; and
WHEREAS, the Parties wish to amend certain provisions of the Agreement relating to such delayed milestones,
NOW, THEREFORE, it is agreed, as follows:
1.The lead-in language to Section 6.2 is hereby amended and restated as follows:
Milestones and Payments. The Parties hereby agree to the following milestones in connection with the Drug Product Technology Transfer. As consideration for the Drug Product Technology Transfer, BUTANTAN shall make non-refundable and non-creditable payments to VALNEVA for certain of the following milestones:

2.The [***] bullet point under Section 6.2(ii) is hereby amended and restated as follows:
[***]
3.The [***] bullet point under Section 6.2(ii) is hereby amended and restated as follows:
[***]
4.Section 6.2(iii) is hereby amended and restated as follows (and for avoidance of doubt, the paragraph following this clause and preceding Section 6.3 shall remain unchanged):

[***]
5.Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.
6.This Amendment No. 2 shall be effective as of the date of the last signature below.
7.This Amendment No. 2 shall be governed by the substantive laws of England and Wales, without reference to conflicts of laws principles.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to be executed by their duly authorized representatives.

Valneva Austria GmbH [***]	Valneva Austria GmbH [***]

Instituto Butantan
[***]

Fundação Butantan [***]	Fundação Butantan [***]

APPENDIX A
Master Collaboration Agreement dated January 25, 2021, as amended by
Amendment No. 1 dated May 4, 2021